Exhibit 10.2



                                 March 31, 1999


Mr. Brett N. Silvers
61 Ledyard Road
West Hartford, CT  06117

Dear Brett:

         Reference is made to the following:

         A. that certain Promissory Note (the "Note") in the original principal amount of $1,020,236 dated June 30, 1994 from you, Brett N. Silvers ("Silvers"), to First International Bancorp, Inc. ("FIB"), as amended by that certain letter agreement (the "Letter Agreement") dated July 3, 1997 among Silvers, FIB and First National Bank of New England (now known as First International Bank, National Association) ("First International");

         B. that certain Employment Agreement (the "Employment Agreement") dated as of April 15, 1994 among Silvers, FIB and First International, as amended by the Letter Agreement; and

         C. that certain Stock Pledge Agreement (the "Stock Pledge Agreement") dated June 30, 1994 between Silvers and FIB, as amended by the Letter Agreement.

         Silvers, FIB and First International agree as follows:

         1. The principal payments under the Note are hereby forgiven. The interest payments having previously been forgiven, FIB shall mark the Note "cancelled" and the original of the Note shall be returned to Silvers.

         2. The Employment Agreement is modified as follows:

            (a) All references to "FNB" are hereby deleted and replaced with "First International".

            (b) The reference in Section 1 on page 1 to Silvers being employed as President of First International is hereby deleted.

                  (c) The first sentence in Section 4(a) on page 5 is deleted in its entirety and the following is substituted in its place:

                  "FIB and First International shall together pay to Employee an aggregate salary at a rate of (i) THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($375,000) per year, beginning retroactively from January 1, 1999. Subsequent annual increases shall be determined by and are at the sole discretion of the Board of Directors of FIB and the Executive Committee of the Board of Directors of First International based upon performance."

                  (d) Subsections (g), (h) and (i) of Section 4 (which were added pursuant to the Letter Agreement) are deleted in their entirety and the following are substituted in their place:

                  "(g) FIB and First International shall together pay to Employee a cash bonus equal to $300,000 during the first quarter of 1999. FIB and First International may, as determined by and at the sole discretion of the Board of Directors of FIB and the Executive Committee of the Board of Directors of First International, together pay to Employee subsequent annual cash bonuses based upon performance.

                  (h) FIB and First International shall together pay to Employee a cash bonus equal to the sum of (i) the increase in Employee's State and Federal tax liability resulting from the forgiveness of interest and principal as provided for in that certain Promissory Note dated June 30, 1994 from Employee to FIB in the original principal amount of $1,020,236, as amended by a certain letter agreement dated July 3, 1997 among Employee, FIB and First International (the "Note"), plus (ii) the increase in Employee's State and Federal tax liability resulting from the payment of the amount paid to Employee pursuant to (i) above.

                  (i) Upon a Change in Control (as defined below) during the Term of Employment, FIB and First International shall together pay to Employee a cash bonus equal to the sum of (i) an amount equal to the principal and interest then outstanding under that certain Promissory Note dated March 31, 1999 from Employee to FIB in the original principal amount of $1,980,000, plus (ii) the increase in Employee's State and Federal tax liability resulting from the payment of the amount paid to Employee pursuant to (i) above (plus any increase in such tax liability as a result of this clause
                    (ii))."

                    (e) Section 5.2(b) is deleted in its entirety and the following is substituted in its place:

                    "(b) As used in this Agreement, a "Change in Control" shall be deemed to have taken place if the Controlling Stockholders dispose of 50% or more of their beneficial ownership as of March 31, 1999 of the Common Stock of FIB or of any successor thereto (taking into consideration adjustments for any stock dividends, splits, combinations or exchanges, or otherwise subsequent to March 31, 1999), and the average price per share of Common Stock of FIB received by the Controlling Stockholders for all stock sold by them to persons and entities that are not Controlling Stockholders was at least $30.00 per share (taking into consideration adjustments for any stock dividends, splits, combinations or exchanges, or otherwise subsequent to March 31, 1999) or such lesser amount as determined by and at the sole discretion of the Board of Directors of FIB and the Executive Committee of the Board of Directors of First International."

                    3. The pledge pursuant to the Stock Pledge Agreement dated June 30, 1994 and amended July 3, 1997 is hereby terminated and the stock pledged thereunder shall promptly be delivered to Silvers.

                    4. On January 27, 1999, the Boards of Directors of FIB and First International agreed that FIB shall sell, and Silvers agreed to purchase, 200,000 shares of common stock, par value $.10 per share ("Common Stock") of FIB for the closing price of shares of Common Stock as listed on NASDAQ on that date, aggregating $2,000,000. Contemporaneously herewith, Silvers shall execute a subscription dated the date hereof to purchase such 200,000 shares of Common Stock, the form of which is attached hereto as Exhibit A. As consideration for his
                                             ---------
         purchase of the 200,000 shares of Common Stock, Silvers will pay to First International $20,000 in cash, and the balance will be paid as set forth in a promissory note, the form of which is attached hereto as Exhibit B (the "Note"). In order to secure the payment of the Note,
         ---------
         Silvers shall execute a new pledge agreement pursuant to which he shall pledge to First International all of the 200,000 shares of Common Stock that he will purchase, in the form attached hereto as Exhibit C.
                                                               ---------
         Contemporaneously herewith, FIB shall execute a registration rights agreement, the form of which is attached hereto as Exhibit D.
                                                            ---------

         5. Promptly upon executing this Agreement, FIB and First International shall together pay to Silvers a bonus of $20,000, the proceeds of which shall be used by Silvers to pay the paid-in-capital in connection with the Common Stock issued to Silvers as described in paragraph 4 above.

         Except to the extent expressly amended herein, the Employment Agreement remains unmodified and in full force and effect in accordance with its terms.

         Please sign in the space provided below to indicate your acceptance of the foregoing, whereupon the provisions of this letter shall take effect.

                                  Very truly yours,

                                  FIRST INTERNATIONAL BANCORP, INC.



                                  By:  /s/ Leslie A. Galbraith
                                       -----------------------
                                       Leslie A. Galbraith
                                       Its Executive Vice President

                                  FIRST INTERNATIONAL BANK,
                                  NATIONAL ASSOCIATION



                                  By:  /s/ Leslie A. Galbraith
                                       -----------------------
                                       Leslie A. Galbraith
                                       Its President


Agreed to and Accepted this
31st day of March, 1999.



/s/ Brett N. Silvers
--------------------
Brett N. Silvers

                                   Exhibit A
                                   ---------


                                 SUBSCRIPTION
                                 ------------


         The undersigned, Brett N. Silvers, does hereby subscribe for, and agree to purchase, 200,000 shares of the Common Stock of First International Bancorp, Inc., a Delaware corporation, for (a) $20,000 cash, and (b) a promissory note in the amount of $1,980,000, in the form attached hereto.

         Dated this 31st day of March, 1999.



                                              ----------------------------------

                                              Brett N. Silvers

                                    Exhibit B
                                    ---------

                                 PROMISSORY NOTE
                                 ---------------



$1,980,000                                                        March 31, 1999



         FOR VALUE RECEIVED, the undersigned Brett N. Silvers (hereinafter called "Maker") promises to pay to the order of First International Bancorp, Inc. (hereinafter called "Payee") at its address at 280 Trumbull Street, Hartford, Connecticut, or at such other place as the holder hereof (including the Payee, hereinafter referred to as "Holder") may designate in lawful money of the United States, the principal sum of One Million Nine Hundred Eighty Thousand Dollars ($1,980,000), together with interest on the unpaid balance of this note, beginning as of the date hereof, at an interest rate of seven (7%) percent per annum, together with all expenses, including reasonable attorneys' fees, incurred in any action to collect this note.

         The principal of this note, together with accrued interest, shall be due and payable in full on April 1, 2002. Such interest shall be calculated as simple interest, rather than being compounded; however, notwithstanding the interest rate and payment of interest and principal required above, no interest or principal shall be payable under this note upon the occurrence of a Change of Control (as defined in that certain Employment Agreement dated as of April 15, 1994 among Maker, Payee and First National Bank of Connecticut (now known as First International Bank, National Association) ("First International"), as amended by those certain letter agreements dated July 3, 1997 and March 31, 1999 among Maker, Payee and First International).

         Maker agrees that (i) if Maker shall fail to pay any sum due under this note within ten (10) days after receiving notice from the Holder that such amount is due; or (ii) if Maker shall suffer or permit the filing by or against it of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law or make an assignment for the benefit of creditors, and if, in the case of an involuntary petition, such petition is not dismissed within thirty (90) days of the filing thereof (each of the events and circumstances in (i) and (ii) being events of default), then, upon the happening of any of such event, the entire indebtedness with accrued interest thereon (if any) due under this note shall be immediately due and payable at the option of the Holder.

         Maker may prepay any amounts on account of principal at any time without the imposition of any fee or penalty.

         Notwithstanding any other provision hereof, in enforcing the provisions hereof, the Holder shall not have the right to attach or execute upon any asset of Maker unless and until the Holder shall have exhausted its remedies pursuant to the Stock Pledge Agreement entered into between the Maker and the Payee this day (that is, unless and until all of the shares of Payee Common Stock, par value $.10 per share, pledged by Maker as collateral for this note have been sold, and the proceeds thereof have been applied to the obligations of Maker set forth in this note).

         This note shall be governed by and construed in accordance with the laws of the State of Connecticut.

         Dated this 31st day of March, 1999.



                                          --------------------------------------
                                          Brett N. Silvers

                                    Exhibit C
                                    ---------

                             STOCK PLEDGE AGREEMENT
                             ----------------------


         AGREEMENT dated this 31st day of March, 1999, by and between BRETT N. SILVERS, of West Hartford, Connecticut ("Pledgor"), and FIRST INTERNATIONAL BANCORP, INC., a Delaware corporation ("Pledgee").

                               W I T N E S E T H:

         WHEREAS, Pledgor is indebted to Pledgee pursuant to a Promissory Note dated March 31, 1999, in the principal amount of $1,980,000 (the "Note"); and

         WHEREAS, such indebtedness is being incurred by Pledgor in connection with Pledgor's purchase from Pledgee of 200,000 shares of Common Stock of Pledgee (the "Stock"); and

         WHEREAS, Pledgor has agreed to pledge the Stock to Pledgee as collateral for the Note, on the terms set forth herein.

         NOW, THEREFORE, it is hereby agreed as follows:

               1. Pledge. As collateral for the Note and any substitutions or
                  ------
replacements for the Note (collectively, the "Obligations"), Pledgor hereby pledges, assigns and delivers to the Pledgee and grants to Pledgee a first lien security interest in the Stock. The Pledgor will deliver or cause to be delivered to Pledgee, as soon as it is received by Pledgor or becomes available to Pledgor from the issuer or any transfer agent for the issuer, a certificate evidencing the ownership of the Stock. Contemporaneously herewith, Pledgor is delivering to Pledgee a stock power executed in blank with respect to the Stock. The Pledgee shall hold the Stock as security for the payment of and performance of the Obligations and Pledgor shall not encumber, assign or dispose of the Stock except in accordance with the provisions of this Agreement and except that Pledgor shall have the right to transfer the Stock, subject to the first lien security interest granted in this Agreement, to one or more family members of Pledgor and/or trusts as to which the sole beneficiaries are Pledgor and/or family members of Pledgor. However, Pledgor shall have the right at any time or times to sell all or any of the Stock, free and clear of the lien of Pledgee, so long as the proceeds of such sale are applied first to reduce the balance, if any, of the Obligations.

               2. Dividends And Other Rights. If the Pledgor becomes entitled to
                  --------------------------
receive or receives cash dividends or any other distribution with respect to the Stock, Pledgor shall be entitled to retain all of such dividend or distribution.

               3. Representation. The Pledgor warrants and represents that (i)
                  --------------
the Stock is duly and validly pledged to the Pledgee; and (ii) Pledgor has good title to all the Stock, free and clear of all pledges and other encumbrances.

               4. Stock Adjustments or Additions. In the event that during the
                  ------------------------------
term of this pledge any stock dividend is declared or made, or if any reclassification, readjustment or other change is made in the capital structure of the Company (collectively, "Stock Dividend or Change"), 100% of all new, substituted and additional shares or securities of the Company issued to or acquired by Pledgor by reason of such Stock Dividend or Change shall be forthwith delivered to the Pledgee to be held by it under this Agreement, and the term "Stock" shall be deemed to include such shares or securities.

               5. Term. The pledge shall terminate upon payment of and
                  ----
performance of all Obligations. Upon termination of this pledge, any Stock still held hereunder shall be delivered forthwith to the Pledgor.

               6. Default. The Pledgee shall have all of the rights and remedies
                  -------
with respect to the Stock subject to the Uniform Commercial Code in force in Connecticut on the date hereof (the "Code"). Upon the occurrence of an event of default under the Note, and during the continuation thereof, the Pledgee may (i) cause all or any part of the Stock to be transferred into its name or into the name of its nominee or nominees, and (ii) apply the Stock against the payment or performance of the Obligations. Pledgor agrees that because of the Securities Act of 1933, as amended, or any other laws or regulations, and for other reasons, there may be legal and/or practical restrictions or limitations affecting Pledges in any attempts to dispose of certain portions of the Stock and for enforcement of its rights. For these reasons, Pledgee is hereby authorized by Pledgor, but not obligated, in the event of the occurrence of an event of default under the Documents, to sell all or any part of the Stock at private sale, subject to investment letter or in any other manner which will not require the Stock, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation, at a commercially reasonable price obtainable by Pledgee at any such private sale or other disposition in the manner mentioned above. Pledgee is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Pledgee may deem to be required or appropriate in the event of sale or disposition of any of the Stock. Pledgee may in its discretion approach a restricted number of potential purchasers and Pledgor acknowledges that a sale under such circumstances may yield a lower price for the Stock, or any part or parts thereof, than would otherwise be obtainable if same were either offered to a large number of potential purchasers, or registered and sold in the open market. Pledgor agrees (a) that in the event Pledgee shall upon the occurrence of an event of default under the Documents (an "Event of Default"), sell the Stock, or any portion thereof, at such private sale or sales, Pledgee shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the commercially reasonably price obtainable upon such a private sale thereof, and (b) that such reliance shall be conclusive evidence that Pledgee handled such matter in a commercially reasonable manner under the Code.

               7.  Voting. Until the occurrence of an event of default under the
                   ------
Note, Pledgor shall have the exclusive right to vote the Stock, at any and all meetings of the shareholders of the Company. Following the occurrence of an event of default under the Note, and during the continuance thereof, Pledgee shall have the right, after either giving written notice thereof to Pledgor that it intends thereafter to do so or after transferring the shares into the name of Pledgee or its nominee, at its sole discretion and without liability therefor, to cause such shares not to be voted.

               8.  Duty of Care. Beyond the exercise of reasonable care to
                   ------------
assure the safe custody of the certificates evidencing Stock while held hereunder, the Pledgee shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Stock upon surrendering the same to the Pledgor.

               9.  Remedies Not Exclusive. The rights and remedies herein
                   ----------------------
provided are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including without limitation, the rights and remedies of a secured party under the Uniform Commercial Code in force in Connecticut on the date hereof and as may be amended from time to time.

               10. Effect. This Agreement shall be binding upon and inure to the
                   ------
benefit of the parties hereto and their respective successors and assigns.

               11. Applicable Law. This Agreement shall be governed by and
                   --------------
construed according to the laws of the State of Connecticut and may not be amended except in writing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.


                                     FIRST INTERNATIONAL BANCORP, INC.


                                     By:
                                        ----------------------------------------
                                        Leslie A. Galbraith

                                         Its Executive Vice President


                                     -------------------------------------------
                                     Brett N. Silvers

                                    Exhibit D
                                    ---------

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT is made as of March 31, 1999 by and among FIRST INTERNATIONAL BANCORP, INC. (the "Company"), and NANCY W. SILVERS and THE SILVERS FAMILY TRUST (collectively, the "Stockholders").

     The Company is issuing 200,000 shares of the Common Stock of the Company on the date hereof to Brett Silvers, Chairman, Chief Executive Officer and President of the Company, who is transferring such shares on the date hereof to his wife, Nancy W. Silvers. In connection therewith, the Company has agreed to grant to Nancy W. Silvers, with respect to all of the 614,600 shares of Common Stock owned by her after giving effect to such transfer, and to The Silvers Family Trust, which owns 200,000 shares of the Common Stock of the Company, certain registration rights on the terms set forth herein.

     Accordingly, the Company covenants and agrees with the Stockholders as follows:

     1. Certain Definitions. As used in this Agreement, the following terms
        -------------------
shall have the following respective meanings:

     "Act" shall mean the Securities Act of 1933, as amended, or any similar
      ---
federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     "Agreement" shall mean this Registration Rights Agreement, as amended and
      ---------
in effect from time to time.

     "Common Stock" shall mean the voting common stock of the Company, $.10 par
      ------------
value per share, and in addition, any capital stock or other securities into which or for which Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

     "Equity Securities" shall mean any capital stock (including the Common
      -----------------
Stock) of the Company, whether now authorized or not, and rights, option, warrants or rights to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; the number of shares of any Equity Security which is an option, warrant or right to purchase capital stock or which is convertible into capital stock shall be the number of shares of capital stock into which such option, warrant or right is exercisable or convertible, without regard to when such option, warrant or right may in fact be exercised or such convertible security may in fact be converted.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, or
      --------
any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     "SEC" shall mean the Securities and Exchange Commission, or any other
      ---
federal agency at the time administering the Act.

     "Shares" shall mean (a) the 200,000 shares of Common Stock owned by The
      ------
Silvers Family Trust and the 614,600 shares of Common Stock owned by Nancy W. Silvers as of the date hereof, (b) any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company, and
(c) any shares of capital stock issued with respect to the foregoing pursuant to a stock split or stock dividend; provided that no Shares which have been sold
                                 -------- ----
pursuant to a public offering shall be considered to be outstanding Common Shares hereunder.

     2. Demand Registration Rights. If at any time after the date hereof the
        --------------------------
Company shall receive from any Stockholder a written request that the Company effect a registration with respect to all or a part of the Shares, the Company will use its diligent best efforts to effect such registration as soon as practicable (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Shares as are specified in such request, provided that the Company shall not be obligated
                               --------
to effect, or take any action to effect, such registration pursuant to this
Section 2 after the Company has effected three (3) such registrations pursuant to this Section 2 and such registrations have been declared or ordered effective.

     The registration statements filed pursuant to the request of any Stockholder, subject to the provisions of Section 8(a) below, may include other securities of the Company which are held by officers or directors of the Company or which are held by parties who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

     The Company shall file a registration statement covering the Shares so requested to be registered as soon as practicable after receipt of the request of any Stockholder.

     3. "Piggyback" Registration Rights. Whenever the Company proposes to
         ---------  ------------ ------
register any of its Common Stock under the Act for a public offering for cash, whether as a primary or secondary offering (or pursuant to registration rights granted to holders of other securities of the Company), other than a registration relating solely to employee benefit plans, or a registration relating solely to a SEC Rule 145 transaction, the Company shall, each such time, give the Stockholders written notice of its intent to do so. Upon any Stockholder's written request given within 15 days after the giving of any such notice, the Company shall use its best efforts to cause to be included in such registration all of the Shares held by such Stockholder, to the extent requested to be registered; provided (i) at least ten percent (10%) of the Shares held by such Stockholder are included in requests which are given within 15 days of such notice by such Stockholder pursuant to this Agreement, and (ii) such Stockholder agrees to sell Shares in the same manner and on the same terms and conditions as the other Common Stock which the Company proposes to register. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to this Section 3. In such event, the right of the Stockholders to registration pursuant to this Section 3 shall be conditioned upon the Stockholders' participation in such underwriting and the inclusion of the Stockholders' Shares in the underwriting to the extent provided herein. In such event, the selling Stockholders shall (together with the Company, directors and officers and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form and reasonably acceptable to the selling Stockholders in form and content with the underwriter or underwriters selected for underwriting by the Company and reasonably acceptable to the selling Stockholders.

         4. Obligations of the Company. Whenever required under Sections 2 or 3
            --------------------------
to use its best efforts to effect the registration of any of the Shares held by the Stockholders, the Company shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become and remain effective until the Stockholders have completed the distribution of the Shares described in such registration statements; provided, however, that the Company shall in no event be obligated to cause any such registration to remain effective for more than 90 days;

                           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                           (c) Furnish to the Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of such Shares; and

                           (d) Use its best efforts to register and qualify the Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate in the opinion of the Stockholders and the managing underwriters for the distribution of the Shares covered by the registration statement, provided that (anything herein to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Shares shall be qualified shall require that expenses incurred in connection with the qualification therein of the Shares be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction, and provided further that the Company shall not be obligated to register or qualify such Shares in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction.

          5. Furnish Information. It shall be a condition precedent to the
             ------- -----------
obligations of the Company to take any action required under Sections 2, 3 and 4 that the selling Stockholders shall furnish to the Company such information regarding it, the Shares held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

          6. Expenses of Registration. Up to $20,000 in the aggregate of the
             -------- -- ------------
expenses incurred in connection with the registrations pursuant to this Agreement (excluding underwriting commissions allocable to the selling Stockholders' Shares and discounts and counsel fees of the Stockholders, which shall be borne by the selling Stockholders), including without limitation all registration and qualification fees, printing, and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for Blue Sky registration or qualification expenses in connection with states in which the Company is not registering or qualifying its original issue shares or the shares of a shareholder exercising demand registration rights.

          7. Underwriting Requirements; Reduction of Shares to be Included in a
             ------------ ------------  --------- -- ------ -- -- -------- -- -
Registration.
------------

                           (a) If shareholders other than the Stockholders shall request inclusion of securities of the Company in any registration initiated by the Stockholders, the Stockholders shall, on behalf of all shareholders, offer to include the securities of such other shareholders in the registration and may condition such offer on their acceptance of all applicable provisions of this Section. If such registration is to be underwritten, then the Company shall (together with all shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Stockholders and reasonably acceptable to the Company.

                           Notwithstanding any other provision of this Section, if the representative of the underwriter or underwriters advises the Stockholders in writing that marketing factors make it advisable to impose a limitation on the number of shares to be underwritten, the securities of the Company held by other shareholders shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, the number of the Stockholders' Shares that may be included in the registration and underwriting shall be reduced accordingly. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

               If the underwriter has not limited the number of securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

               (b) Notwithstanding any other provision herein, if the representative of the underwriter or underwriters advises the Company in writing that marketing factors make it advisable to impose a limitation on the number of shares of Common Stock to be underwritten in connection with any "piggyback" registration pursuant to Section 3, the Company shall so advise the Stockholders and all other holders of Common Stock whose securities would otherwise be underwritten in such underwriting, and the number of shares of Common Stock that may be included in the registration and underwriting shall be allocated first, to the Company, and next, among the Stockholders and all such other holders in proportion, as nearly as practicable, to the respective amounts of shares of Common Stock held by the Stockholder and such persons at the time of filing the registration statement. No shares of Common Stock or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

          8. Indemnification. In the event any of the Shares held by any
             ---------------
Stockholder are included in a registration statement under this Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless such Stockholder, its trustees, officers, directors, employees and agents, any underwriter (as defined in the Act) for them, and each person, if any, who controls them or such underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse such Stockholder, its trustees, officers, directors, employees and agents, such underwriter or controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there were material misstatements or omissions; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the

          Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Stockholder or controlling person with respect to it.

               (b) To the extent permitted by law, the selling Stockholders will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter for the Company (within the meaning of the Act) and each other shareholder of the Company whose securities are included in such registration statement against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter or shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Stockholders expressly for use in connection with such registration; and such Stockholders will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or shareholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there were material misstatements or omissions; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the Stockholders' consent (which consent shall not be unreasonably withheld).

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this Section.

         9. Reports Under Securities Exchange Act of 1934. With a view to making
            ------- ----- ---------- -------- --- -- ----
available to the Stockholders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Stockholders to sell securities of the Company to the public without registration, the Company agrees to use its best efforts: (i) to make and keep public information available, as those terms are understood and defined in Rule 144, at all times, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Act or the 1934 Act (at any time after the Company becomes subject to such requirements), and (iii) as long as the Stockholders hold any of the Shares, to furnish in writing upon any Stockholder's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the 1934 Act, and to furnish to the Stockholders a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing the Stockholders of any rule or regulation of the SEC permitting the selling of any such securities without registration.

     10. Lockup Agreement. In consideration for the Company agreeing to its
         ------ ---------
obligations under this Agreement, the Stockholders agree in connection with any registration of the Company's securities, upon the reasonable request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares or other securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed the later of (i) one hundred and eighty (180) days from the filing date and (ii) ninety (90) days from the effective date of the registration statement, as the Company or the underwriters may specify.

     11. Representations and Warranties of the Company. The Company represents
         --------------- --- ---------- -- --- -------
and warrants to the Stockholders that this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     12. Miscellaneous.
         -------------

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares subject hereto or any portion thereof), whether so expressed or not; provided, however, that no Stockholder (or its transferees) may transfer its rights under this Agreement except to a transferee of at least 10% of the Shares and only if such transferee becomes a party to this Agreement (including, without limitation, for purposes of agreeing to comply with the agreements of the Stockholders set forth herein). Any action or decision provided herein to be taken or made by the Stockholders hereunder that is required to be taken by the Stockholders collectively rather than individually shall be taken or made by the holders of at least 51% of the total number of then outstanding Equity Securities.

     (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand, sent by Federal Express or other recognized overnight delivery service, or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     if to the Company or the Stockholder, at the address of such party set forth on the signature page hereof;

     if to any subsequent holder of Shares subject hereto, to it at such address as may have been furnished to the Company in writing by such holder;

     or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Shares subject hereto) or to the holders of such Shares (in the case of the Company) in accordance with the provisions of this paragraph.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without regard to its conflict of laws or choice of laws principles).

     (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the party against whom enforcement of such an amendment, modification or waiver is sought.

     (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     [Signature Follow on Next Page]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                    FIRST INTERNATIONAL BANCORP, INC.



                                    By:
                                       -----------------------------------------

                                       Its

                                    THE SILVERS FAMILY TRUST



                                    By
                                       -----------------------------------------
                                       BRUCE C. SILVERS, ITS TRUSTEE



                                    --------------------------------------------
                                    NANCY W. SILVERS